Exhibit 24

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 3rd day of January, 2006.

SYNOVUS FINANCIAL CORP.
(Registrant)

By: /s/Richard E. Anthony
Richard E. Anthony,
Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, Richard E. Anthony and Thomas J. Prescott, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Richard E. Anthony	Date: January 3, 2006
Richard E. Anthony, Principal Executive Officer and Director

/s/James H. Blanchard	Date: January 3, 2006
James H. Blanchard, Chairman of the Board

/s/Thomas J. Prescott	Date: January 3, 2006
Thomas J. Prescott, Executive Vice President, Principal Accounting and Financial Officer

/s/Daniel P. Amos	Date: January 3, 2006
Daniel P. Amos,
Director

/s/Richard Y. Bradley	Date: January 3, 2006
Richard Y. Bradley,
Director

Date: ________, 2006
Frank W. Brumley,
Director

/s/Elizabeth W. Camp	Date: January 3, 2006
Elizabeth W. Camp,
Director

Date: ________, 2006
C. Edward Floyd,
Director

/s/Gardiner W. Garrard, Jr.	Date: January 3, 2006
Gardiner W. Garrard, Jr.,
Director

Date: ________, 2006
T. Michael Goodrich,
Director

Date: ________, 2006
V. Nathaniel Hansford,
Director

/s/John P. Illges, III	Date: January 3, 2006
John P. Illges, III,
Director

/s/Alfred W. Jones III	Date: January 3, 2006
Alfred W. Jones III,
Director

/s/Mason H. Lampton	Date: January 3, 2006
Mason H. Lampton,
Director

/s/Elizabeth C. Ogie	Date: January 3, 2006
Elizabeth C. Ogie,
Director

/s/H. Lynn Page	Date: January 3, 2006
H. Lynn Page,
Director

/s/J. Neal Purcell	Date: January 3, 2006
J. Neal Purcell,
Director

/s/Melvin T. Stith	Date: January 3, 2006
Melvin T. Stith,
Director

/s/William B. Turner, Jr.	Date: January 3, 2006
William B. Turner, Jr.,
Director

/s/James D. Yancey	Date: January 3, 2006
James D. Yancey,
Director